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                        CONSENT OF MERRILL LYNCH, PIERCE,
                           FENNER & SMITH INCORPORATED


                                  August 19, 1996



The Board of Directors
WPL Holdings, Inc.
P.O. Box 2568
Madison, Wisconsin  53701-2568

Dear Members of the Board:

          We hereby consent to the use of our opinion letters dated July 11, 1996 and August 19, 1996, to the Board of Directors of WPL Holdings, Inc. ("WPL"), included as Annex L to the Joint Proxy Statement/Prospectus and as Annex II to the Supplement to the Joint Proxy Statement/Prospectus dated August 19, 1996, in each case of WPL, IES Industries Inc. and Interstate Power Company, which form a part of the Registration Statement on Form S-4 of WPL filed with the Securities and Exchange Commission, and to the references therein to such opinion under the captions "Summary," "The Mergers" and "Recent Developments."

                                   MERRILL LYNCH, PIERCE, FENNER &
                                        SMITH INCORPORATED



                                   By: /s/ William D. Rifkin
                                       --------------------------------
                                        Managing Director